Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is entered into by and between CCUR Holdings, Inc. (fka Concurrent Computer Corporation), a Delaware corporation (“CCUR” or the “Company”), and Igor Volshteyn (the “Employee”) on the 11th day of June 2020.

RECITALS:

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated January 1, 2019 (the “Agreement”); unless otherwise noted, all section references used herein are to the specific sections of the Agreement, pursuant to which the Company has employed Employee; and

WHEREAS, the Company and Employee now mutually desire to amend certain terms and conditions of the Agreement.

WITNESSETH:

NOW THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1.             Capitalized Terms. All capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.             Position; Duties; Responsibilities. Section 2.1 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

“2.1 The term of employment hereunder shall commence on the Effective Date and shall continue for a period of one (1) year ending on the anniversary of the Effective Date. The initial one year term shall automatically extend for one additional year on such anniversary date and on each subsequent annual anniversary date unless (i) the Company or Employee notifies the other at least 90 days before such anniversary date that no such extension will be effected or (ii) employment ceases as otherwise provided in Section 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 or 4.7 (such period, the “Term”).

Except as otherwise explicitly stated herein, it is intended that at all times during the Term of employment hereunder, the Employee shall serve as the Senior Vice President of Business Development of the Company; provided, however, from June 11, 2020 until a time designated by the Board of Directors, Employee shall serve under this Agreement as interim Chief Operating Officer and President of the Company. Following the end of such interim period, Employee shall return to service as Senior Vice President of Business Development of the Company. Employee shall perform the senior executive officer and managerial services customary to any position performed under this Agreement as is necessary to the operations of the Company and as may be assigned to him from time to time by the Company’s Chief Executive Officer or Board of Directors.”

3.             Annual Bonus Opportunity. Section 3.2 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“3.2. Annual Bonus Opportunity. During the Term of employment hereunder, the Employee will be eligible for a bonus opportunity under any annual bonus program established by the Company in its discretion for senior executives and any discretionary bonus determined by the Compensation Committee of the Board of Directors.”

4.             Termination by the Company other than for Due Cause. The first paragraph of Section 4.4. of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“The foregoing notwithstanding, the Company may terminate the Employee’s employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on

(i)	death or Continuing Disability as provided in Sections 4.1 or 4.2 above,

(ii)	Due Cause as provided in Section 4.3 above,

(iii)	Employee’s election not to renew the Term for an additional period as provided in Section 2.1 above, or

(iv)	The Company’s timely notice of its election not to renew the Term for an additional period as provided in Section 2.1 above,

the Employee will be entitled to receive Severance Compensation (as defined below); provided that within thirty (30) days following the date of the Employee’s termination of employment, the Employee executes a release in a form acceptable to the Company and such release has become irrevocable.”

5.             Notices. Section 11 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

COMPANY: CCUR Holdings, Inc.
6470 East Johns Crossing, Suite 490

Duluth, GA 30097
Attn: General Counsel

EMPLOYEE: At the most recent address for the Employee in the Company’s records.”

6.             No Other Amendments. Except as amended hereby, the Agreement and all provisions, terms, and conditions of thereof, shall remain unchanged and is hereby ratified by the parties. In the event of any conflict in the terms of this First Amendment, and the typed, printed or handwritten provisions of the Agreement, the terms of this First Amendment shall control.

7.             Capitalized Terms. Capitalized terms used herein shall have the same meaning ascribed to them in the Agreement, unless defined herein.

8.             Captions. The captions contained in this First Amendment are for convenience and reference only and in no event define, describe or limit the scope or intent of this First Amendment or any of the provisions or terms thereof.

9.             Counterparts; Electronic Signatures. This First Amendment may be executed in duplicate counterparts, each of which collectively shall be deemed an original. Faxed or e-mailed signatures shall have the same effect as original signatures.

[Signature Page Follows]

CCUR Holdings, Inc.

By:	/s/ Steven Singer
Steven Singer
Chairman, Compensation Committee

Employee

By:	/s/ Igor Volshteyn
Igor Volshteyn

Signature Page to First Amendment to Employment Agreement